UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2016

Apollo Education Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 S. Riverpoint Parkway, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On February 4, 2016, we received a Second Investigative Subpoena from the Office of the Attorney General of the State of California in the Matter of the Investigation of For-Profit Educational Institutions, following the Investigative Subpoena we received in August 2015. The Second Investigative Subpoena seeks the production of documents and information regarding a broad spectrum of the business and practices of Apollo Education Group, Inc. and each of our subsidiaries, including University of Phoenix, Inc., relating to marketing, recruiting, compensation of enrollment advisors, complaints, financial aid, compliance, accreditation, other governmental investigations, private litigation and other matters, as well as additional information relating to marketing and services to members and former members of the U.S. military and California National Guard, for the time period of July 1, 2010 to the present. We are cooperating with the Attorney General in this investigation. We cannot predict the eventual scope, duration or outcome of the investigation at this time.

Apollo Education Group, Inc.

February 5, 2016	By:	/s/ Gregory J. Iverson
	Name:	Gregory J. Iverson
	Title:	Chief Financial Officer